UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2015

DSG GLOBAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8017 Kenyon Avenue, Los Angeles, CA		90045
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 510-6826

BOREAL PRODUCTIONS INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On January 19, 2015, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary DSG Global Inc., a Nevada corporation, to effect a name change from Boreal Productions Inc. to DSG Global Inc.  Our company will remain the surviving company.  DSG Global Inc. was formed solely for the change of name.

Also on January 19, 2015, our company’s board of directors approved a resolution to effect a reverse stock split of our authorized and issued and outstanding shares of common stock on a three (3) old for one (1) new basis.  Upon effect of the reverse split, our authorized capital will decrease from 375,000,000 shares of common stock to 125,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will increase from 30,000,000 to 10,100,000 shares of common stock, all with a par value of $0.001.

Articles of Merger to effect the merger and change of name and a Certificate of Change to effect the reverse stock split were filed with the Nevada Secretary of State on January 22, 2015, with an effective date of February 2, 2015.

The name change and forward split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of February 23, 2015.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on February 23, 2015 under the symbol "BRPOD".  The "D" will be placed on our ticker symbol for 20 business days at which time our symbol will change to "DSGT".  Our new CUSIP number is 23340C104.

Item 9.01 Financial Statements and Exhibits

3.1	Articles of Merger filed with the Nevada Secretary of State on January 22, 2015 with an effective date of February 2, 2015.

3.2	Certificate of Change filed with the Nevada Secretary of State on January 22, 2015 with an effective date of February 2, 2015.

3.3	Certificate of Correction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSG GLOBAL INC.

/s/ Andréa Fehsenfeld
President and Director

Date: February 19, 2015